UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2012

LANDEC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-27446 (Commission file number)	94-3025618 (IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California 94025
(Address of principal executive offices and zip code)

(650) 306-1650
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of October 11, 2012, the stockholders of Landec Corporation (the “Company”) approved an amendment to its Bylaws to increase the number of authorized directors to no fewer than six (6) and no more than ten (10).  Attached as Exhibit 3.1 to this filing is a copy of the Amended and Restated Bylaws, as amended through October 11, 2012.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

           On October 11, 2012, the Company held its Annual Meeting of Stockholders.  The four proposals presented to stockholders were the amendment to the Bylaws to increase the number of authorized directors to no fewer than six (6) and no more than ten (10), the election of four Class 1 directors, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 26, 2013, and a non-binding advisory proposal approving executive compensation.

1.	The amendment to the Bylaws was approved, with votes as follows: 20,255,040 votes for approval and 97,031 votes against approval, with 81,026 votes abstaining and 3,575,932 broker non-votes.

2.	The voting results for the election of directors were as follows:

Director	Votes For	Votes Withheld	Broker Non Votes
Gary T. Steele	20,006,095	427,002	3,575,932
Frederick Frank	19,995,971	437,126	3,575,932
Steven Goldby	20,111,551	321,546	3,575,932
Stephen E. Halprin	20,004,789	428,308	3,575,932

All of the nominees were elected to serve two year terms.

3.           Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 26, 2013, with votes as follows: 23,933,604 votes for approval and 67,572 votes against approval, with 7,853 votes abstaining.

4.           Stockholders approved the compensation paid to the Company’s named executive officers (in the form of a non-binding, advisory vote), with votes as follows:

For	Against	Abstain	Broker Non-Votes
20,101,583	210,387	121,127	3,575,932

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDEC CORPORATION Registrant

Date: October 16, 2012	By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company